SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      June 27, 2001
(Date of earliest event reported)  (June 20, 2001)

CTC COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)      Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
(Registrant's telephone number including area code)

(Former name or former address if changed since last report)

Item 5.  Other Events

On June 20, 2001, the Registrant issued the following press release:

CTC Communications Completes Construction of its Class A Data Center Building and Places Network "SuperNode" in Service

-Multi-Use Class A Building Reduces Network Costs and Generates New
Revenues-


Waltham, MA., June 20, 2001-CTC Communications (NASDAQ NM: CPTL)- today announced that it has completed construction of its Class A Data Center building in Waltham Massachusetts and placed it's second Network SuperNode in operation. The new building has been dubbed CTC's Advanced Technology Center (ATC) and is a 50,000 square foot, multifunctional Class A building housing network switching and fiber transmission equipment, applications development platforms and a data center for CTC retail business customers.

These three primary uses of the ATC enable CTC to reduce network costs, provide exceptional speed to market for new products and applications and, facilitate CTC customer outsourcing of mission critical equipment and applications. The new Class A building provides a secure, high tech, conditioned computer environment with redundant environmental and power systems. It was completed on budget and within CTC's fully funded business plan.

CTC has already installed and placed in operation its second SuperNode in the new Waltham Class A building. The Waltham Supernode is fully redundant and interactive with the first SuperNode in Springfield Massachusetts. Each SuperNode is a major regional switching and transmission center that includes high speed packet switches, softswitch voice processors, fiber transmission hubbing and operations systems. "These two regional centers provide the quality, reliability and redundancy expected and required of a carrier grade network" stated Russ Oliver, CTC's Vice President Operations. They also enable scope and scale operations efficiencies that drive down provisioning, operating and capital costs. SuperNode efficiencies are one of the major contributors fueling the company's attainment of EBITDA positive results by year-end 2001".

The ATC also provides Class A security, room for growth and efficient interconnection for CTC's current and future packet based products and applications. The ATC will be home to the company's current i-mail and Internet Service Provider (ISP) product lines, provide the platform for future applications development in the unified messaging and e-commerce arenas and provide a single, high-speed, interconnection point for Application Service Provider (ASP) partners to provide products that CTC customers desire, but CTC chooses not to develop.

"The efficiencies and speed to market associated with the ATC are exceptional and unique to our packet-based network architecture" stated David Mahan, CTC's Executive Vice President. "Voice and Data Products and applications are immediately available to all on-net customers and do not require additional deployment, facilities or "truck rolls". The application is simply turned on with an electronic command to the Integrated Access Device (IAD) at the customer's location. Speed to market is exceptional, provisioning is near real time and the incremental cost to deliver the product to the customer is close to zero. These attributes underscore why CTC's PowerPath(sm) network is the most capital and operating efficient network technology architecture in the Industry."

The ATC will also provide "classic" data center based products and services such as colocation, hosting and remote storage as well as customized products for CTC retail business customers. The company does not plan to offer these products to other carriers or to develop a wholesale line of business. "Our current base of 14,000 medium to large business customers is a fertile marketplace for these types of services", stated Jeff Lavin, CTC's Vice President Marketing. A 24 by 7 by 365 secure and fully redundant Class A data center environment is a desirable and cost effective alternative to on-site arrangements for customer's mission critical applications and data storage needs. This Class A environment coupled with CTC's high bandwidth networking is a natural for our customers and initial interest in these applications is high. I anticipate that these services will contribute substantially to CTC's revenue and margin results especially as we move into 2002".

About CTC Communications
CTC is a rapidly growing "next generation" Integrated Communications Carrier utilizing advanced technology and providing its customers with converged voice, data, Internet and video services on a broadband, packet-based network. The Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 494,000 access lines as of March 31, 2001.

The Company's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service, has achieved an industry-leading market share in the Northeast and an access line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the deployment and activation of SuperNodes, reduced operating costs, attainment of positive EBITDA and introduction of new products. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.
#	#	#


Contact:		John Pittenger
		CTC COMMUNICATIONS
		781-466-1302  (t)
		pitt@ctcnet.com
		www.ctcnet.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on June 27, 2001.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration